UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2015, Corinthian Colleges, Inc. (the “Company”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) that its application to transfer its common stock listing from the Nasdaq Global Market to the Nasdaq Capital Market had been approved. The Company’s common stock listing will transfer to the Nasdaq Capital Market at the opening of trading on January 15, 2015. Following the move to the Nasdaq Capital Market, the Company’s common stock will continue to trade under the symbol “COCO.”

As the Company previously announced, on July 2, 2014, the Company received notice from Nasdaq that it did not meet the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The January 13 notice from Nasdaq provides that the Company is eligible for an additional 180 calendar day period, or until June 29, 2015, to regain compliance with the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market. The 180 day period relates exclusively to the Company’s bid price deficiency. The Company may be delisted during the 180 day period for failure to maintain compliance with any other listing requirements for which it is currently on notice or which occurs during this period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: January 15, 2015	By:	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel